                                                                  EXHIBIT (h)(1)


                                  ING GET FUND

                        FORM OF ADMINISTRATION AGREEMENT

                  This AGREEMENT made this 1st day of April, 2002 between ING GET Fund (the "Trust"), a Massachusetts business trust, on behalf of each series of the Trust set forth on Schedule A hereto (each a "Fund," collectively, the "Funds"), as such schedule may be amended from time to time to add additional series, and ING Funds Services, LLC (the "Administrator"), a Delaware limited liability company.

                  WHEREAS, the Trust is a Massachusetts business trust authorized to issue shares in series and is registered as an open-end investment management company registered under the Investment Company Act of 1940, as amended (the "1940 Act");

                  WHEREAS, the Trust desires to avail itself of the services of the Administrator for the provision of administrative services for the Trust; and

                  WHEREAS, the Administrator is willing to render such services to the Trust;

                  NOW THEREFORE, in consideration of the premises, the promises and mutual covenants herein contained, it is agreed between the parties as follows:

                  1. Appointment. The Trust hereby appoints the Administrator, subject to the direction of the Board of Trustees, for the period and on the terms set forth in this Agreement, to provide administrative services, as described herein, with respect to the Trust. The Administrator accepts such appointment and agrees to render the services set forth herein.

                  2. Services of the Administrator. Subject to the general supervision of the Board of Trustees of the Trust, the Administrator shall provide the following administrative services:

                  (a) Provide all administrative services reasonably necessary for the operation of the Trust other than the investment advisory services performed by the investment manager or sub-adviser, including, but not limited to: (i) coordinating all matters relating to the operation of the Trust, including any necessary coordination among the investment manager, custodian, transfer agent, dividend disbursing agent, and portfolio accounting agent (including pricing and valuation of the portfolio), accountants, attorneys, and other parties performing services or operational functions for the Trust; (ii) supervising the maintenance by third parties engaged by the Trust of such books and records of the Trust as may be required by applicable federal or state law;
(iii) preparing or supervising the preparation by third parties selected by the Trust of all federal, state, and local tax returns and reports required by applicable law; (iv) preparing and filing, with the assistance of counsel, and arranging for the distribution of proxy materials and periodic reports to shareholders as required by applicable law; (v) preparing and arranging for the filing, with the assistance of counsel, of registration statements and other documents with the Securities and Exchange Commission (the "SEC") and other federal and state regulatory authorities as may be required by applicable law;
(vi) taking such other action with respect to the Trust as may be required by applicable law, including without limitation the rules and regulations of the SEC and other regulatory agencies; (vii) providing the Trust, at the Administrator's expense, with adequate personnel, office space, communications facilities, and other facilities necessary for operation of the Trust as contemplated in this Agreement; (viii) assist the Trust in conducting periodic repurchase offers in accordance with Rule 23c-3 under the 1940 Act;
(ix) arranging for meetings of the Trust's Board of Trustees and, in connection therewith, providing the Board with necessary or appropriate information for its meetings; (x) providing non-investment related statistical and research data and such other reports, evaluations and information as the Trust may request from time to time; (xi) maintaining the Trust's existence, and during such time as shares of the Trust are publicly offered, maintaining the registration and qualification of the Trust's shares under federal and state law; and (xii) responding to inquiries from shareholders or their agents or representatives relating to the Trust, concerning, among other things, exchanges among funds, or referring any such inquiries to the Trust's officers or transfer agent. Nothing in this provision shall be deemed to inhibit the Trust or its officers from engaging, at the expense of the Trust, other persons to assist in providing administrative services to the Trust including, but not limited to, accounting agents, recordkeeping agents, proxy solicitation agents, attorneys, accountants, consultants and others.

                  (b) Render to the Board of Trustees of the Trust such periodic and special reports as the Board may reasonably request;

                  (c) Make available its officers and employees to the Board of Trustees and officers of the Trust for consultation and discussions regarding the administration of the Trust and the services provided to the Trust under this Agreement; and

                  (d) Develop and implement, if appropriate, management and shareholder services designed to enhance the value or convenience of the Trust as an investment vehicle.

                  3. Conformity with Applicable Law. The Administrator, in the performance of its duties and obligations under this Agreement, shall act in conformity with the Registration Statement of the Trust and with the instructions and directions of the Board of Trustees of the Trust and will conform to, and comply with, the requirements of the 1940 Act and all other applicable federal and state laws and regulations.

                  4. Exclusivity. The services of the Administrator to the Trust under this Agreement are not to be deemed exclusive, and the Administrator, or any affiliate thereof, shall be free to render similar services to other investment companies and other clients (whether or not their investment objectives and policies are similar to those of the Trust) and to engage in other activities, so long as its services hereunder are not impaired thereby.

                  5. Expenses. During the term of this Agreement, the Administrator will pay all expenses incurred by it in connection with its activities under this Agreement, except such expenses as are assumed by the Trust under this Agreement and such expenses as are assumed by the investment manager pursuant to an Investment Management Agreement. The Trust shall be responsible for all of the other expenses of its operations, including, without limitation, the


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administration fee payable hereunder; advisory fees; brokerage commissions;
interest; legal fees and expenses of attorneys; fees of auditors, transfer agents and dividend disbursing agents, custodians and shareholder servicing agents; fees of accountants and accounting services; the expense of obtaining quotations for calculating the Trust's net asset value; taxes, if any, and the preparation of the Trust's tax returns; cost of stock certificates and any other expenses (including clerical expenses) of issue, sale, repurchase or redemption of shares; expenses of registering and qualifying shares of the Trust under federal and state laws and regulations; all expenses of periodic repurchase offers and of preparing, printing, and mailing repurchase offer material to shareholders; expenses of printing and distributing reports, notices and proxy materials to existing shareholders; expenses of printing and filing reports and other documents filed with governmental agencies; expenses in connection with shareholder and trustee meetings; expenses of printing and distributing prospectuses and statements of additional information to existing shareholders; fees and expenses of Trustees of the Trust who are not "interested persons" of the Trust as that term is defined in the 1940 Act; trade association dues; insurance premiums; and extraordinary expenses such as litigation expenses. To the extent the Administrator incurs any costs or performs any services which are an obligation of the Trust, as set forth herein, the Trust shall promptly reimburse the Administrator for such costs and expenses. To the extent the services for which the Trust is obligated to pay are performed by the Administrator, the Administrator shall be entitled to recover from the Trust only to the extent of its costs for such services.

                  6. Compensation.

         (a) For the services provided by the Administrator pursuant to this Agreement, the Trust will pay to the Administrator the annual fee set forth in Schedule A hereto.

         (b) The administration fee shall be accrued daily by the Trust and paid to the Administrator at the end of each calendar month.

                  7. Liability of the Administrator. The Administrator may rely on information reasonably believed by it to be accurate and reliable. Except as may otherwise be required by the 1940 Act or the rules thereunder, neither the Administrator nor its stockholders, officers, trustees, employees, or agents shall be subject to any liability for, or any damages, expenses, or losses incurred in connection with, any act or omission connected with or arising out of any services rendered under this Agreement, except by reason of willful misfeasance, bad faith, or negligence in the performance of the Administrator's duties, or by reason of reckless disregard of the Administrator's obligations and duties under this Agreement. The liability incurred by the Administrator pursuant to this paragraph 7 in any year shall be limited to the revenues of the Administrator derived from the Trust in that fiscal year of the Trust. The Administrator shall look solely to Trust property for satisfaction of claims of any nature against the Trust or a trustee, officer, employee or agent of the Trust individually arising in connection with the affairs of the Trust.


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                  8. Continuation and Termination. This Agreement shall become effective on the date first written above, subject to the condition that the Trust's Board of Trustees, including a majority of those Trustees who are not "interested persons" (as such term is defined in the 1940 Act) of the Trust or the Administrator, shall have approved this Agreement. Unless terminated as provided herein, the Agreement shall continue in full force and effect through December 31, 2002 and shall continue from year to year thereafter so long as such continuance is specifically approved at least annually by the vote of a majority of the Board of Trustees of the Trust, including a majority of the Board of Trustees of the Trust who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of the Trust or the Administrator.

                  This Agreement may be terminated by the Trust at any time, without the payment of any penalty, by vote of a majority of the Board of Trustees of the Trust on sixty (60) days' written notice to the Administrator, or by the Administrator at any time, without the payment of any penalty, on sixty (60) days' written notice to the Trust.

                  9. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original.

                  10. Applicable Law.

                  (a) This Agreement shall be governed by the laws of the State of Delaware, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Investment Advisers Act of 1940, or any rules or order of the SEC thereunder.

                  (b) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

                  (c) The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

                  11. Limitation of Liability for Claims. The Distributor is hereby expressly put on notice of the limitation of liability as set forth in the Declaration and agrees that the obligations assumed by the Trust on behalf of each Series pursuant to this Agreement shall be limited in all cases to each applicable Series and their assets, and the Distributor shall not seek satisfaction of any such obligation from the shareholders or any shareholder of any Series or any other Series of the Trust, or from any trustee, officer, employee or agent of the Trust. The Distributor understands that the rights and obligations of each Series under the Declaration are separate and distinct from those of any and all other Series.


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                  IN WITNESS WHEREOF, the parties hereto have caused this
instrument to be executed by their officers designated below as of the day and year first above written.


                                       ING GET FUND



                                       By:
                                          -------------------------------------
                                          Robert S. Naka, Senior Vice President





                                       ING FUNDS SERVICES, LLC



                                       By:
                                          -------------------------------------
                                          Michael J. Roland, Executive Vice
                                          President and Chief Financial Officer


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
                           FORM OF AMENDED SCHEDULE A

                               WITH RESPECT TO THE

                            ADMINISTRATION AGREEMENT
                               DATED APRIL 1, 2002

                                     BETWEEN

                                  ING GET FUND
                                       AND
                             ING FUNDS SERVICES, LLC

                             EFFECTIVE APRIL 3, 2002



SERIES                          ADMINISTRATIVE SERVICES FEE                 APPROVED BY BOARD       REAPPROVAL DATE
------                          ---------------------------                 -----------------       ---------------
ING GET Fund - Series C         .055% of average daily net assets of        December 12, 2001       December 31, 2002
                                the series

ING GET Fund - Series D         .055% of average daily net assets of        December 12, 2001       December 31, 2002
                                the series

ING GET Fund - Series E         .055% of average daily net assets of        December 12, 2001       December 31, 2002
                                the series

ING GET Fund - Series G         .055% of average daily net assets of        December 12, 2001       December 31, 2002
                                the series

ING GET Fund - Series H         .055% of average daily net assets of        December 12, 2001       December 31, 2002
                                the series

ING GET Fund - Series I         .055% of average daily net assets of        December 12, 2001       December 31, 2002
                                the series

ING GET Fund - Series J         .055% of average daily net assets of        December 12, 2001       December 31, 2002
                                the series

ING GET Fund - Series K         .055% of average daily net assets of        December 12, 2001       December 31, 2002
                                the series

ING GET Fund - Series L         .055% of average daily net assets of        December 12, 2001       December 31, 2002
                                the series


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

SERIES                          ADMINISTRATIVE SERVICES FEE                 APPROVED BY BOARD       REAPPROVAL DATE
------                          ---------------------------                 -----------------       ---------------
ING GET Fund - Series M         .055% of average daily net assets of        December 12, 2001       December 31, 2002
                                the series

ING GET Fund - Series N         .055% of average daily net assets of        December 12, 2001       December 31, 2002
                                the series

ING GET Fund - Series P         .055% of average daily net assets of        December 12, 2001       December 31, 2002
                                the series

ING GET Fund - Series Q         .055% of average daily net assets of        December 12, 2001       December 31, 2002
                                the series

ING GET Fund - Series R         .055% of average daily net assets of        December 12, 2001       December 31, 2002
                                the series
ING GET Fund - Series S*        .055% of average daily net assets of        April 3, 2001           December 31, 2002
                                the series

ING GET Fund - Series T*        .055% of average daily net assets of        April 3, 2001           December 31, 2002
                                the series


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*    This Amended Schedule A will be effective with respect to each of these
     Funds upon the effective date of the initial Registration Statement with respect to each respective Fund.


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